PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND
Unanimous Consent of Directors and Trustees
December 21, 1998

The undersigned, being all the members of the Board of Directors (the "Board") of Puerto Rico Investors Flexible Allocation Fund (the "Fund"), a Puerto Rico trust and registered investment company, and PaineWebber Trust Company of Puerto Rico ("PWTC") and Banco Popular de Puerto Rico ("BPPR") as co-trustees of the Fund (the "Trustees"), do hereby consent to and approve the adoption of the following resolutions and each and every action effected hereby:

> **RESOLVED**, that all the acts taken and decisions of the Settlors and the Trustees made as of this date in furtherance of the establishment of the Fund, be, and hereby are ratified and adopted by this Board of Directors; and be it further
>
> **RESOLVED**, that the Resolutions of the Settlors and the Trustees are hereby approved and that they be inserted in the minute books of the Fund; and be it further
>
> **RESOLVED**, that Brunilda Santos de Alvarez be and hereby is appointed as Secretary of the Fund, and that Ramón Lloveras San Miguel and Michelle Dávila be and hereby are appointed as Assistant Secretaries of the Fund; and be it further
>
> **RESOLVED**, that the selection of Pricewaterhouse Coopers LLP as independent auditors for the fiscal year ending September 30, 1999, is hereby ratified.

WHEREAS, the Fund's Application for Registration under the Investment Companies Act of Puerto Rico (the "Investment Companies Act") has been approved by the Commissioner of Financial Institutions (the "Commissioner") and the Commissioner has issued a license to such effect.

WHEREAS, it is in the best interests of the Fund to sell, by means of one or more firm commitment underwriting agreements, units in the Fund's Income Portfolio 1 (the "Income Portfolio Units") with an initial public offering price of $10 per Income Unit and subsequently at the net asset value per Income Unit (determined as of or no more than 48 hours prior to the respective Closing Dates) plus applicable sales charges until the final closing of the offering of such units as described in the Fund's Prospectus, as it may be amended or supplemented from time to time by the Trustees and the Board of Directors.

WHEREAS, it is in the best interests of the Fund to sell, by means of a distribution contract, on a best efforts basis, units in the Fund's Growth Portfolio (the "Growth Portfolio Units") with an initial public offering price of $10 per Growth Unit and

subsequently at the net asset value per Growth Unit plus applicable sales charges as described in the Fund's Prospectus, as it may be amended or supplemented from time to time by the Trustees and the Board of Directors.

WHEREAS, upon consideration of the services, documentation, and procedures necessary for the Fund to offer and sell to the public the Units and upon review of drafts of certain proposed agreements, procedures, and documents including any exhibits thereto previously furnished to all the Directors, including without limitation, the Investment Advisory Agreements by and between the Fund and each of PaineWebber Incorporated of Puerto Rico ("PWPR") and Popular Asset Management, a division of Banco Popular ("Banco Popular") as investment advisors (the "Investment Advisers"); the Administration Agreement by and between BPPR and the Fund; the Underwriting Agreement by and between PWPR and Popular Securities, Inc. ("Popular Securities") as underwriters and the Fund; the Distribution Contract by and between PWPR and Popular Securities as placement agents and the Fund; the Preliminary Prospectus of the Fund dated December 14, 1998; the Custody Agreement by and between the Fund and BPPR; the Transfer Agency, Registrar and Unitholder Servicing Agency Agreement by and between the Fund and BPPR; the Sub-Transfer Agency, Registrar, and Unitholder Servicing Agency Agreement between PFPC Inc. and BPPR; the Code of Ethics of the Fund; the Procedures for Portfolio Transactions Involving Affiliated Persons (including the PaineWebber IRA Select Growth and Income Puerto Rico Fund, Puerto Rico Investors Tax-Free Fund, Inc., Puerto Rico Investors Tax-Free Fund Inc. II, Puerto Rico Investors Tax-Free Fund III, Inc., Puerto Rico Investors Tax-Free Fund IV, Inc., Puerto Rico Investors Tax-Free Fund V, Inc., Puerto Rico Tax-Free Target Maturity Fund, Inc., Puerto Rico Tax-Free Target Maturity Fund II, Inc., PaineWebber Incorporated, PWPR, PWTC, BPPR, Popular Securities, and Mitchell Hutchins Asset Management) and other agreements and procedures contemplating certain types of transactions by the Fund; and the approval of authorized trading personnel.

WHEREAS, to provide for investment advisory services, PWPR and Banco Popular have each agreed to act as investment advisers for the portfolios of assets of the Fund pursuant to individual investment advisory agreements to be executed by and between the Fund, PWPR, and Banco Popular, draft copies of which have been furnished to all the Directors of the Fund.

WHEREAS, to provide for investment sub-advisory services, Mitchell Hutchins Asset Management, Inc., Rittenhouse Financial Services, Inc., and 1838 Investment Advisers, Inc. have each agreed to act as investment sub-advisers for the sub-portfolios of assets of the Growth Portfolio of the Fund pursuant to individual investment sub-advisory agreements to be executed by and between the Fund, Mitchell Hutchins Asset Management, Inc., Rittenhouse Financial Services, Inc., and 1838 Investment Advisers, Inc., draft copies of which have been furnished to all the Directors of the Fund.

WHEREAS, to provide for the administration of the Fund's affairs, BPPR has agreed to act as Administrator pursuant to an Administration Agreement to be executed by and between BPPR and the Fund, a draft copy of which has been furnished to all the Directors of the Fund.

NOW THEREFORE, IT IS HEREBY RESOLVED, that each of the investment advisory agreements between the Fund and PWPR and the Fund and Banco Popular be, and they hereby are, approved substantially in the form presented to the Directors, and that the Trustees are authorized to execute and deliver such agreements on behalf of the Fund; and be it further

RESOLVED, that the services to be performed pursuant to each of the investment advisory agreements are services required for the operation of the Fund; and be it further

RESOLVED, that PWPR and BPPR can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and be it further

RESOLVED, that the fees for such investment advisory services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality; and be it further

RESOLVED, that the investment sub-advisory agreements between each of the Investment Advisers and Mitchell Hutchins Asset Management, Inc., each of the Investment Advisers and Rittenhouse Financial Services, Inc., and each of the Investment Advisers and 1838 Investment Advisers, Inc. be, and they hereby are, approved substantially in the form presented to the Directors, and that the Investment Advisers are authorized to execute and deliver such agreements; and be it further

RESOLVED, that the services to be performed pursuant to each of the investment sub-advisory agreements are services required for the operation of the Fund; and be it further

RESOLVED, that Mitchell Hutchins Asset Management, Inc., Rittenhouse Financial Services, Inc., and 1838 Investment Advisers, Inc. can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and be it further

RESOLVED, that the fees for such investment sub-advisory services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality; and be it further

RESOLVED, that the Administration Agreement between the Fund and BPPR be, and it hereby is, approved substantially in the form presented to the Directors, and that the Trustees are authorized to execute and deliver such agreement on behalf of the Fund; and be it further

RESOLVED, that BPPR can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and be it further

RESOLVED, that the services to be performed pursuant to the Administration Agreement are services required for the operation of the Fund; and be it further

RESOLVED, that the fees for such administrative services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

WHEREAS, the Fund has obtained an Investment Company license under the Investment Companies Act from the Commissioner.

WHEREAS, the Fund proposes to sell via one or more firm commitment underwriting agreements, units in the Fund's Income Portfolio 1 with an initial public offering price of $10 per Income Unit and subsequently at the net asset value per Income Unit plus applicable sales charges until the final closing of the offering of such units.

WHEREAS, to provide for the offer and sale of the Units, PWPR and Popular Securities have agreed to act as underwriters for the Income Portfolio Units pursuant to the terms of the Underwriting Agreement by and between PWPR, Popular Securities, and the Fund, a draft copy of which has been furnished to all the Directors.

NOW THEREFORE, IT IS HEREBY RESOLVED, that the Fund is hereby authorized to enter into one or more underwriting agreements with PWPR and Popular Securities, and that the Trustees are authorized and directed to execute and deliver such Underwriting Agreement on behalf of the Fund in substantially the form presented to the Directors; and be it further

RESOLVED, that the issuance and sale to the public of units in the Fund's Income Portfolio Series 1 with an initial public offering price of $10 per Income Unit and subsequently at the net asset value per Income Unit (determined as of or no more than 48 hours prior to the respective Closing Dates) plus applicable sales charges until the final closing of the offering of such units through PWPR and Popular Securities as underwriters is hereby authorized and approved; and be it further

RESOLVED, that PWPR and Popular Securities may invite other underwriters, to participate in the public offering and sale of the Income Portfolio Units; and be it further

RESOLVED, that the Income Portfolio Units, when sold for a purchase price not less than the net asset value thereof pursuant to such Underwriting Agreement, shall be legally issued, fully paid, and non-assessable Income Portfolio Units of the Fund.

WHEREAS, the Fund proposes to sell via a Distribution Contract on a best efforts basis, units in the Fund's Growth Portfolio with an initial public offering price of $10 per Growth Unit and subsequently at the net asset value per Growth Unit plus applicable sales charges determined as of the most recent valuation date.

WHEREAS, to provide for the offer and sale of the Growth Portfolio Units, PWPR and Popular Securities have agreed to act as placement agents for the Growth Portfolio Units pursuant to the terms of the Distribution Contract by and between PWPR, Popular Securities, and the Fund, a draft copy of which has been furnished to all the Directors.

NOW THEREFORE, IT IS HEREBY RESOLVED, that the Fund is hereby authorized to enter into a Distribution Contract with PWPR and Popular Securities, and that the Trustees are authorized and directed to execute and deliver such Distribution Contract on behalf of the Fund in substantially the form presented to the Directors; and be it further

RESOLVED, that the issuance and sale to the public of Units in the Fund's Growth Portfolio with an initial public offering price of $10 per Growth Unit and subsequently at the net asset value per Growth Unit determined as of the most recent valuation date plus applicable sales charges through PWPR and Popular Securities as placement agents on a best efforts basis is hereby authorized and approved; and be it further

RESOLVED, that PWPR and Popular Securities may invite other placement agents, to participate in the public offering and sale of the Growth Portfolio Units; and be it further

RESOLVED, that the Growth Portfolio Units, when sold for a purchase price not less than the net asset value thereof plus applicable sales charges pursuant to the Distribution Contract, shall be legally issued, fully paid and non-assessable Growth Portfolio Units of the Fund.

WHEREAS, BPPR has agreed to provide the services described in the Transfer Agency, Registrar, and Unitholder Servicing Agreement to be executed by and between BPPR and the Fund, a draft copy of which has been furnished to all the Directors.

NOW THEREFORE, IT IS HEREBY RESOLVED, that BPPR be, and it hereby is, appointed as the transfer agent, registrar, and unitholder servicing agent of the Units of the Fund; and be it further

RESOLVED, that the Transfer Agency, Registrar, and Unitholder Servicing Agreement between the Fund and BPPR substantially in the form presented to the Directors is in the best interest of the Fund and its Unitholders; and be it further

RESOLVED, that the services to be performed pursuant to the Transfer Agency, Registrar, and Unitholder Servicing Agreement are services required for the operation of the Fund; and be it further

RESOLVED, that BPPR can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and be it further

RESOLVED, that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality; and be it further

RESOLVED, that the Transfer Agency, Registrar, and Unitholder Servicing Agreement substantially in the form presented to the Directors be, and it hereby is, approved and that the Trustees are authorized and directed to execute and deliver said Agreement on behalf of the Fund; and be it further

RESOLVED, that the Trustees are authorized and directed to deliver such documents as may be required in connection with the execution of such Agreement.

WHEREAS, PFPC Inc. ("PFPC") has agreed to provide the services described in the Sub-Transfer Agency, Registrar, and Unitholder Servicing Agreement to be executed by and between BPPR and PFPC, a draft copy of which has been furnished to all the Directors.

NOW THEREFORE, IT IS HEREBY RESOLVED, that PFPC be, and it hereby is, approved as the sub-transfer agent, registrar, and unitholder servicing agent of the Fund; and be it further

RESOLVED, that the Sub-Transfer Agency, Registrar, and Unitholder Servicing Agreement between the PFPC and BPPR substantially in the form presented to the Directors is in the best interest of the Fund and its Unitholders; and be it further

RESOLVED, that the services to be performed pursuant to the Sub-Transfer Agency, Registrar, and Unitholder Servicing Agreement are services required for the operation of the Fund; and be it further

RESOLVED, that PFPC can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and be it further

RESOLVED, that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality; and be it further

RESOLVED, that the Sub-Transfer Agency, Registrar, and Unitholder Servicing Agreement substantially in the form presented to the Directors be, and it hereby is, confirmed and that BPPR may execute and deliver such Agreement.

WHEREAS, to provide for the custody of the Fund's securities, cash and other assets, BPPR has agreed to serve as custodian pursuant to a Custody Agreement by and between BPPR and the Fund, a draft copy of which has been furnished to all the Directors.

NOW THEREFORE, IT IS HEREBY RESOLVED, that BPPR be, and it hereby is, appointed the custodian for the Fund; and be it further

RESOLVED, that the Custody Agreement between the Fund and BPPR substantially in the form presented to the Directors is in the best interest of the Fund and its Unitholders; and be it further

RESOLVED, that the services to be performed pursuant to the Custody Agreement are services required for the operation of the Fund; and be it further

RESOLVED, that BPPR can provide services the nature and quality of which are at least equal to those provided by other offering the same or similar services; and be it further

RESOLVED, that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality; and be it further

RESOLVED, that the Custody Agreement substantially in the form presented to the Directors be, and it hereby is, approved and that the Trustees are authorized and directed to execute and deliver said Agreement on behalf of the Fund; and be it further

RESOLVED, that the proper officers of the Trustees be, and they hereby are, authorized and directed to deliver such documents as may be required in connection with the execution of such Custody Agreement.

RESOLVED, that the Code of Ethics presented to the Board of Directors be, and it hereby is, approved; and be it further

RESOLVED, that the procedures for transactions involving affiliates presented to the Board of Directors be, and they hereby are, approved; and be it further

RESOLVED, that the procedures presented to the Board of Directors, regarding the purchase of securities from or sale of securities to the PaineWebber IRA Select Growth and Income Puerto Rico Fund, Puerto Rico Investors Tax-Free Fund, Inc., Puerto Rico Investors Tax-Free Fund Inc. II, Puerto Rico Investors Tax-Free Fund III, Inc., Puerto Rico Investors Tax-Free Fund IV, Inc., Puerto Rico Investors Tax-Free Fund V, Inc., Puerto Rico Tax-Free Target Maturity Fund, Inc., Puerto Rico Tax-Free Target Maturity Fund II, Inc., PaineWebber Incorporated, PWPR, PWTC, BPPR, Popular Securities, and Mitchell Hutchins Asset Management be, and hereby are, approved; and be it further

RESOLVED, that the Investment Advisers be, and hereby are, authorized to direct securities transactions for execution by any member of an exchange, broker or dealer on an agency basis on behalf of the Fund at commission rates determined in good faith by the Investment Advisers to be reasonable in relation to the value of the brokerage and research, analysis, advice and similar services ("research services") provided by such member, broker or dealer, viewed either in terms of a particular transaction or the Investment Advisers' overall responsibilities with respect to the Fund and further provided that the Investment Advisers direct such transactions to brokers and dealers consistent with their duty to obtain best execution; and be it further

RESOLVED, that the Investment Advisers be, and hereby are, authorized to direct securities transactions involving securities being sold in registered public offerings for execution to any securities firm on behalf of the Fund and in each case to receive in connection with such direction research services, provided that the price paid or proceeds received by the Fund for any security so acquired or sold is no less favorable than that which would have been available had the Investment Advisers not received such research services; and be it further

RESOLVED, that the Investment Advisers report to the Trustees on the extent to which portfolio transactions of the Fund are directed on the basis of research services provided and in accordance with applicable law and regulations; and be it further

RESOLVED, that consistent with the duties of the Board of Directors and the Trustees, the guidelines for determining the creditworthiness of banks and broker-dealers with which the Fund might enter into transactions, be and hereby are approved; and be it further

RESOLVED, that the Administrator will provide to the Trustees and must submit to the Board of Directors on a quarterly basis a report containing the following information:

a. The percentage of Fund assets invested in illiquid portfolio instruments on the last day of the most recently ended fiscal quarter and the specific illiquid portfolio instruments purchased during the quarter; and,

b. The methodology used to value such illiquid portfolio instruments, and provided further that in the event that, due to a change of circumstances, the valuation methodology no longer produces a fair value of any of the portfolio instruments, the Administrator shall immediately notify the Board of Directors and the Trustees of that fact and of its proposed change of methodology; and be it further

RESOLVED, that the Investment Advisers will aid the Trustees and the Administrator in determining the fair value of the Fund's assets for purposes of determining the Fund's net asset value; and be it further

RESOLVED, that the Trustees shall from time to time authorize certain persons ("Authorized Persons") to establish and maintain brokerage accounts on behalf of the Fund to purchase, sell, transfer, exchange or otherwise dispose of, and generally deal in and with, any and all forms of securities, including, but not limited to, options on securities or stock indexes, listed or over-the-counter stocks, bonds, debentures, notes, scrip, evidences of indebtedness, participation certificates, mortgages, mortgage-backed securities, contracts certificates of deposit, commercial paper, "when-issued" securities, subscription rights, warrants and certificates of interest of any and every kind and nature whatsoever, secured or unsecured, whether represented by certificate or otherwise, repurchase agreements and commodities, including futures contracts and related options; and be it further.

RESOLVED, that the Distribution Reinvestment Plan, in substantially the same form as presented to this Board of Directors, be and hereby is approved.

RESOLVED, that BPPR be and hereby is authorized to deposit securities and monies of the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934, as amended through the Fund's Agent, Chase Manhattan Bank; and be it further

RESOLVED, that BPPR be and hereby is authorized to deposit securities and monies of the Fund in the Book-Entry System through the Fund's Agent, Chase Manhattan Bank.

RESOLVED, that the Trustees be and hereby are authorized, empowered, and directed to take or cause to be taken any and all further action, and to execute, acknowledge, and deliver any and all such instruments, as in the judgment of such officers may be necessary, appropriate, or advisable in order to carry out the intent and implement the foregoing resolutions; and be it further

RESOLVED, that the Trustees be and hereby are authorized to approve the final Prospectus; and be it further

RESOLVED, that the Settlors and the Trustees be and they hereby are authorized and empowered to procure and obtain adequate liability insurance for directors and officers; and be it further

RESOLVED, that the five independent directors of the Fund will receive the sum of $500.00 for their actual attendance at each regular or special meeting of the Board of Directors of the Fund and other sums as may be approved by the Trustees and the Board of Directors.

IN WITNESS WHEREOF, the undersigned have each hereunder set their hands.

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Richard L. Carrión, Director

By: ______________________
Miguel A. Ferrer, Director

By: ______________________
Richard Sipes, Director

By: ______________________
Gabriel Dolagaray Balado, Director

By: ______________________
Victor J. Salgado Arroyo, Director

By: ______________________
Enrique Vilá Del Corral, Director

By: ______________________
Mario S. Belaval, Director

By: ______________________
David H. Chafey, Jr., Director

By: ______________________
J. Gabriel Pagán Pedrero, Director

PAINEWEBBER TRUST COMPANY OF as Trustee of Puerto Rico Investors Flexible Allocation Fund

By: ______________________
Carlos Juan Nieves Marrero
Executive Vice President

BANCO POPULAR DE PUERTO RICO, PUERTO RICO, as Trustee of Puerto Rico Investors Flexible Allocation Fund

By: ______________________
Luis Roberto Cintrón Berríos
Senior Vice President and Trust Officer

IN WITNESS WHEREOF, the undersigned have each hereunder set their hands.

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________
Richard L. Carrión, Director

By: ______________________
Richard Sipes, Director

By: ______________________
Victor J. Salgado Arroyo, Director

By: ______________________
Mario S. Belaval, Director

By: ______________________
J. Gabriel Pagán Pedrero, Director

By: ______________________
Miguel A. Ferrer, Director

By: ______________________
Gabriel Dolagaray Balado, Director

By: ______________________
Enrique Vilá Del Corral, Director

By: ______________________
David H. Chafey, Jr., Director

PAINEWEBBER TRUST COMPANY OF as Trustee of Puerto Rico Investors Flexible Allocation Fund

By: ______________________
Carlos Juan Nieves Marrero
Executive Vice President

BANCO POPULAR DE PUERTO RICO, PUERTO RICO, as Trustee of Puerto Rico Investors Flexible Allocation Fund

By: ______________________
Luis Roberto Cintrón Berrios
Senior Vice President and Trust Officer

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND
Resolution of the Trustees
regarding the Income Portfolio 1
December 31, 1998

The undersigned, being the Trustees of the Puerto Rico Investors Flexible Allocation Fund (the "Fund"), a Puerto Rico trust, hereby approve and adopt the following resolutions:

> **RESOLVED**, that issuance of certificates related to the initial offering to the public of the Income Portfolio 1 Units is hereby authorized;
>
> **RESOLVED**, that a specimen of the certificate to be issued by the Fund related to such Income Portfolio 1 Units is attached hereto; and
>
> **RESOLVED**, that each of Mr. Luis R. Cintrón, Ms. Joyce Rodgers, and Mr. Hector Rivera are hereby individually authorized to sign such certificates on behalf of Banco Popular de Puerto Rico, as Trustee of the Fund, and each of Messrs. Miguel A. Ferrer and Carlos Nieves are hereby individually authorized to sign such certificates on behalf of PaineWebber Trust Company of Puerto Rico, as Trustee of the Fund.

IN WITNESS WHEREOF, the undersigned Trustees have executed this Resolution on the date indicated above.

BANCO POPULAR DE PUERTO RICO,
as Trustee of the Fund

By: ______________________
Luis R. Cintrón
Senior Vice-President

PAINEWEBBER TRUST COMPANY OF PUERTO RICO, as Trustee of the Fund

By: ______________________
Carlos J. Nieves
Executive Vice-President

PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

Resolution of the Trustees

April 20, 1999

The undersigned, being the Trustees of Puerto Rico Investors Flexible Allocation Fund (the "Fund"), an investment trust organized under the laws of the Commonwealth of Puerto Rico, unanimously adopt and approve the following resolution:

> **RESOLVED**, that redemptions of Growth Portfolio Units, as such term is defined in the Prospectus, will take place at least annually and more often as the Fund's Board of Directors may determine. Any amendment of this resolution effectively reducing the number of times redemptions of Growth Portfolio Units occur to less frequently than once a year will be governed by the terms and conditions established in the Fund's Deed of Trust for amendments of such deed.

IN WITNESS WHEREOF, the undersigned Trustees have executed this Resolution on the date indicated above.

PAINEWEBBER TRUST COMPANY OF PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________

Miguel A. Ferrer
President

BANCO POPULAR DE PUERTO RICO, AS TRUSTEE OF PUERTO RICO INVESTORS FLEXIBLE ALLOCATION FUND

By: ______________________

Luis Roberto Cintrón Berríos
Senior Vice President
and Trust Officer